Exhibit 99.2

PROPOSAL 3 - APPROVAL OF SECOND AMENDED AND RESTATED 2010 STOCK INCENTIVE PLAN

Introduction

Overview of Amendment

Our Amended and Restated 2010 Stock Incentive Plan (the “A&R 2010 Plan”), became effective upon our initial public offering in May 2010. 29,374,756 shares of common stock (subject to adjustment in the event of changes in our capitalization or reorganization events) are authorized for issuance under the A&R 2010 Plan pursuant to stock options, awards of restricted stock, restricted stock units, stock appreciation rights and other stock-based awards (collectively, “Awards”). As of October 21, 2016, approximately 967,704 shares remain available for future grants under the A&R 2010 Plan.

Subject to approval by our stockholders at the Annual Meeting, our board of directors has approved an amendment and restatement of the A&R 2010 Plan (the “Second A&R 2010 Plan”), which authorizes the issuance of an additional 17 million shares pursuant to Awards.

Increase in Authorized Shares under the Second A&R 2010 Plan

In determining the number of additional shares to be authorized for issuance under the Second A&R 2010 Plan, our board of directors considered, among other things, our hiring plans and expected number of employees and directors, our historic share usage under the A&R 2010 Plan, our current issued overhang in shares issuable with respect to outstanding awards, the existing terms of such outstanding awards and assumptions regarding stock option exercise activity and forfeiture rates, the likelihood of stockholder approval and implementation by the Company of the Option Exchange and our expectations regarding the number of outstanding stock options that may be surrendered as part of the Option Exchange (which, based on our closing stock price of $2.37 on October 21, 2016, we expect could cover approximately 5,446,197 stock options and could increase the number of shares available for future grants under the A&R 2010 Plan by 3,882,793 shares). In making its determination, our board of directors also considered the advice of Steven Hall & Partners, the compensation committee’s compensation consultant, to our compensation committee. In light of the number of shares available for the grant of future Awards under the A&R 2010 Plan and the approval by our board of directors to implement the revised Long-Term Incentive (“LTI”) program described in greater detail below, our board of directors believes that increasing the shares authorized for issuance by 17 million shares is an appropriate increase to the number of shares available for grant under the Second A&R 2010 Plan.

There is no written plan document for our LTI program, but a summary of the terms adopted by our board of directors is set forth herein.

In light of our desire for a strong focus on performance-based long term incentives to help motivate our management team to achieve our business plan, we have revised our LTI program with the goal of greater focus on long-term business performance that we believe will be key to the creation of value for our stockholders. Depending on the level of management, the LTI program will now utilize three equity-based incentive vehicles: stock options, restricted stock units and performance-based restricted stock units (“PBRSUs”).

Our historical policy has been to make LTI grants in April of each year. In 2016, due to the reorganization of the management team, the focus on establishing a strategic business plan and the decision to review our prior LTI program to align it with that business plan, the grants of equity awards were delayed. In developing the new LTI program described herein, our board of directors decided to recognize the delay in the 2016 LTI grant, increase the retention power on executives and other key employees and focus them on achieving our business goals through the granting of both the 2016 LTI awards (the “2016 LTI Awards”) and the 2017 LTI awards (the “2017 LTI Awards”) in October of 2016. In considering the delay in making the grant of the 2016 LTI Awards, our board of directors set the vesting period for such awards as if they had been made in April of 2016 (i.e., the first 25% of the 2016 LTI Awards (other than PBRSUs) will vest in April 2017). We believe that these vesting terms will benefit retention and morale, as the results honor our historical policy of making grants in April and create an immediate, meaningful incentive opportunity that will enhance both the motivation and retention of executives and key employees.

Stock options will provide participants with the opportunity to share in the increase in stock price above the share price of our common stock on the date of grant. Each option will have a 10-year term and will vest according to the vesting schedule set forth below. Each restricted stock unit will provide participants with the right to receive, upon vesting, a share of our common stock for each restricted stock unit granted. These restricted stock units will vest according to the vesting schedule set forth below.

2016 LTI Awards - Vesting Schedule for Time-Vesting Stock Options and Time-Vesting Restricted Stock Units
Vesting Date	% of Award Vested
April 2017	25%
April 2018	50%
April 2019	75%
April 2020	100%

2017 LTI Awards - Vesting Schedule for Time-Vesting Stock Options and Time-Vesting Restricted Stock Units
Vesting Date	% of Award Vested
April 2018	25%
April 2019	50%
April 2020	75%
April 2021	100%

PBRSUs will entitle participants to receive shares of our common stock based on the performance of the Company over a multi-year performance period. At the end of the performance period, the Company’s actual performance will be assessed against the performance goals set at the time of grant and based on that actual performance, participants are expected to have the opportunity to earn a number of shares of our common stock within a range of 50% to 150% of a target number of shares, although the maximum percentage may be greater for certain employees, and which will generally be calculated such that the number of shares earned will correspond to the Company’s actual performance against the performance goals. The award agreements are expected to provide that if the Company’s actual performance against the performance goals falls below the 50% threshold set forth in a participant’s grant agreement, no shares of common stock will be earned, and the award agreements are expected to provide that if the Company’s actual performance exceeds the performance goals, an amount of shares exceeding the target number of shares will be awarded up to a maximum of 150% of the target amount of shares, although the maximum percentage may be greater for certain employees. The determination of the number of shares earned will be interpolated for performance between the 50% minimum threshold and target performance and for performance between target performance and the maximum set forth in the agreements. At this time, the performance criteria and goals and maximum target number of shares have not been established by our board of directors or a committee thereof. Unless otherwise noted herein, the number of PBRSUs referred to herein assumes that the Company has achieved a 150% maximum performance target, although the maximum percentage may be greater for certain employees.

Each of the restricted stock units that were granted as part of the 2016 LTI Awards and each of the stock options and restricted stock units that were granted as part of the 2017 LTI Awards, representing an aggregate of 3,543,687 stock options and 1,361,794 restricted stock units, were issued contingent upon stockholder approval of the Second A&R 2010 Plan. If our stockholders do not approve the Second A&R 2010 Plan, the restricted stock units that were granted as part of the 2016 LTI Awards and the stock options and restricted stock units that were granted as part of the 2017 LTI Awards will be cancelled. We intend to issue the PBRSUs that are included in the 2016 LTI Awards and 2017 LTI Awards, representing an expected aggregate of 5,366,670 PBRSUs, prior to the Annual Meeting, although the actual number of PBRSUs has not been set and may be greater if certain employees are given the opportunity to achieve greater than a 150% maximum performance target. These PBRSUs will also be issued contingent upon stockholder approval of the Second A&R 2010 Plan, and if our stockholders do not approve the Second A&R 2010 Plan, any such PBRSUs that we have issued will be cancelled.

Participants in the LTI program are employees with a title of vice president or above and certain director-level employees. Under our LTI program, the total value of a participant’s LTI award is established as a percentage of such participant’s base salary, depending on position with the Company as follows:

Position	Value of Aggregate LTI Award as a % of Base Salary
Chief Executive Officer	300%
Chief Financial Officer	100%
Senior Vice Presidents	30%
Vice Presidents	30%
Director-Level Employees	20%

The composition of the initial grant under this program for 2016 and 2017 as a percentage of the total LTI award will be based on position in the Company as follows:

Senior Vice Presidents and above:

•	50% Stock Options

•	50% PBRSUs

Vice Presidents:

•	37.5% Stock Options

•	37.5% PBRSUs

•	25% Restricted Stock Units

Director-level Employees:

•	33.3% Stock Options

•	33.3% PBRSUs

•	33.4% Restricted Stock Units

The following table summarizes the 2016 LTI Awards and 2017 LTI Awards that have been or will be granted to our executive officers:

	2016 LTI Awards		2017 LTI Awards
Employee	Number of Time-Vesting Stock Options Granted	Number of PBRSUs Intended to be Granted	Number of Time-Vesting Stock Options Granted	Number of PBRSUs Intended to be Granted (1)
Joseph Flanagan	817,390	553,203	817,390	553,203
Christopher Ricaurte	204,348	138,302	204,348	138,302
Total	1,021,738	691,505	1,021,738	691,505

(1)	For illustrative purposes, assumes a 150% maximum performance target. Such amount may be different if our board of directors or a committee thereof sets a greater target.

In addition to the LTI program grants described herein, our board of directors also granted or will grant an additional, one-time equity grant to our new chief financial officer, Mr. Ricaurte, in order to recognize his promotion, encourage his retention and provide a stronger alignment with shareholder interests, and additional, one-time equity grants to certain highly valued non-executive employees (collectively, the “Top Up Grants” or the "Staking Grants") as set forth below:

Employee	Aggregate Number of Time-Vesting Stock Units Options as Staking Grants	Aggregate Number of Time-Vesting Restricted Stock Units Granted as Staking Grants	Number of PBRSUs Intended to be Granted as Staking Grants (1)
Christopher Ricaurte	204,348	—	138,302
Other Employees	903,157	—	611,255
Total	1,107,505	—	749,556

(1)	For illustrative purposes, assumes a 150% maximum performance target. Such amount may be different if our board of directors or a committee thereof sets a greater target.

All of the Staking Grants were issued (and in the case of the PBRSUs, will be issued) contingent upon stockholder approval of the Second A&R 2010 Plan. If our stockholders do not approve the Second A&R 2010 Plan, the Staking Grants will be cancelled. The Staking Grants have the same vesting terms as the 2017 LTI Awards.

The terms of our revised LTI program described herein apply only to the 2016 LTI Awards and the 2017 LTI Awards. All of the terms of our LTI program, including, without limitation, eligible participants, award levels, the composition of awards and the vesting terms for awards, for 2018 and subsequent years are all subject to revision by our board of directors in their sole discretion. In addition, our board of directors reserves the right to discontinue the LTI program, in whole or in part, replace the LTI program and/or supplement it with additional incentive equity programs.

In addition to the LTI awards described herein, on November 2, 2016, our board of directors, in recognition of the valuable contributions Mr. Shulman continues to make to our Company as chairman of our board of directors, such as providing strategic direction and leadership to our board of directors, and in order to further align his interests with that of our stockholders, granted Mr. Shulman 1,634,780 stock options, contingent upon stockholder approval of the Second A&R 2010 Plan. One-half of Mr. Shulman’s stock options have the same vesting terms as the 2016 LTI Awards and one-half of Mr. Shulman’s stock options have the same vesting terms as the 2017 LTI Awards. Our board of directors also intends to issue Mr. Shulman approximately 1,106,406 PBRSUs (which PBRSU amount assumes a 150% maximum performance target and which maximum target amount may be greater if our board of directors or a committee thereof sets a greater target). Our board of directors also intends that any such grant of PBRSUs to Mr. Shulman would be contingent upon stockholder approval of the Second A&R 2010 Plan. If our stockholders do not approve the Second A&R 2010 Plan, Mr. Shulman’s stock options and PBRSUs will be cancelled.

The implementation of our revised LTI program as described herein, together with the issuance of the Staking Grants described above, would require the issuance of 8,194,879 stock options, 1,361,794 restricted stock units and at least 6,116,226 PBRSU in the aggregate under the A&R 2010 Plan. In order to implement the revised LTI program, an increase in the number of awards available under the A&R 2010 Plan is required. If the Second A&R 2010 Plan is approved by our stockholders, it will become immediately effective as of December 8, 2016. Assuming stockholder approval and implementation of the Option Exchange, which we anticipate could increase the number of shares available for issuance by 3,882,793 shares, the additional 17,000,000 shares of common stock will provide the Company with approximately 7,061,554 shares with which to grant Awards under the Second A&R 2010 Plan following the Annual Meeting and after taking into account the Awards issued and expected to be issued in connection with the LTI program and to Mr. Shulman. In addition, shares subject to awards outstanding as of December 8, 2016 that expire or are terminated, surrendered, canceled or forfeited may, in accordance with the terms of the Second A&R 2010 Plan, also be available for the future grant of Awards. We expect that if the Second A&R 2010 Plan is approved by our stockholders, the total number of shares available for issuance under the Second

A&R 2010 Plan will be sufficient to allow us to make equity awards in the amounts we believe are necessary to attract and retain exceptional talent and key personnel through 2017.

If the reverse stock split described in “Proposal 4 - Authorize Board of Directors to Amend Certificate of Incorporation to Effect a Reverse Stock Split of the Outstanding Shares of our Common Stock” is approved by our stockholders and effectuated by our board of directors, our board of directors will adjust the number of shares reserved for issuance under our A&R 2010 Stock Incentive Plan based on the reverse stock split ratio chosen by our board of directors. As of October 21, 2016, there were 29,374,756 shares of common stock authorized for issuance under the A&R 2010 Plan, of which 967,704 remained available for future awards, and, assuming such reverse stock split is approved and implemented, such reserve will be reduced based on the reverse stock split ratio selected by our board of directors. If our stockholders approve the Second A&R 2010 Plan, there would be 46,374,756 shares of common stock authorized for issuance under the Second A&R 2010 Plan, of which 17,967,704 would be available for future awards, and, assuming such reverse stock split is approved and implemented, such reserve would be reduced based on the reverse stock split ratio selected by our board of directors.

Our request to increase the number of shares authorized for issuance by 17 million shares is primarily being made to cover the grants of the 2016 LTI Awards and the 2017 LTI Awards, and assuming our stockholders approve the Second A&R 2010 Plan, we anticipate that the continuation of our LTI program in 2018 and beyond would likely require us to request that our stockholders approve another increase in the number of shares authorized for issuance under the Second A&R 2010 Plan at our 2018 Annual Meeting.

Our board of directors believes that approval of the Second A&R 2010 Plan is in the best interests of the Company and our stockholders. In reaching this conclusion, the board of directors considered the following factors:

•the impact of the decline in stock price and the limited value related to current equity plan holdings by executives and other key employees results in limited retention power;

•the reorganization of the management team and the desire to create a strong alignment among employees, officers and stockholders based on the achievement of strategic goals and the creation of value for our stockholders; and

•competitive compensation opportunities for current and prospective employees and officers with a special focus on long-term incentives that require continued employment.

In consideration of these factors, the board of directors has approved the revised LTI program described herein which is intended to reward both stock price growth as well as financial performance.

Our board of directors recommends a vote FOR the approval of our Second Amended and Restated 2010 Stock Incentive Plan.

A brief summary of the Second A&R 2010 Plan is outlined below. The following summary is not a complete description of all of the provisions of the Second A&R 2010 Plan and is qualified in its entirety by reference to the Second A&R 2010 Plan, a copy of which is attached to this proxy statement as Appendix A. You can request a copy of the Second A&R 2010 Plan by writing to Accretive Health, Inc., Attn: Investor Relations, 401 North Michigan Avenue, Suite 2700, Chicago, Illinois 60611. A copy of the Second A&R 2010 Plan, which is attached as Appendix A of this proxy statement filed with the SEC, may also be accessed from the SEC’s home page (www.sec.gov).

Description of the Second A&R 2010 Plan

Stock Available for Awards

Authorized Number of Shares. Up to 46,374,756 shares of common stock, subject to adjustment for changes in our capitalization or reorganization events, will be authorized for issuance pursuant to Awards granted under the Second A&R 2010 Plan. This number includes the number of shares of common stock subject to outstanding awards granted under our Amended and Restated Stock Option Plan, which awards may expire, terminate or otherwise be surrendered, cancelled, forfeited or repurchased by us at their original issue price pursuant to a contractual repurchase right (subject, in the case of incentive stock options, to any limitations under the Internal Revenue Code of 1986, as amended (the “Code”)).

Potential Dilution. We believe that the potential dilution that may result from the Second A&R 2010 Plan is reasonable for a company of our size and in our industry. In addition, we believe that the benefits to our stockholders resulting from equity award grants to our employees, including interest alignment and mitigation of incentives to take inappropriate business risks, outweigh the potential dilutive effect of grants under the Second A&R 2010 Plan. Our board of directors believes that paying a significant portion of annual variable compensation in the form of equity awards that vest over multiple years is an effective method of aligning the interests of employees with those of our stockholders, encouraging ownership in the Company and retaining, attracting and rewarding talented employees.

Share Counting. The Second A&R 2010 Plan provides that all shares of our common stock covered by stock appreciation rights shall be counted against the number of shares available for the grant of Awards under the Second A&R 2010 Plan and against the sublimits contained in the Second A&R 2010 Plan; provided, however, that (i) stock appreciation rights that may be settled only in cash shall not be so counted and (ii) if we grant a stock appreciation right in tandem with an option for the same number of shares of common stock and provide that only one such Award may be exercised, which we refer to as a tandem stock appreciation right, only the shares covered by the option and not the shares covered by the tandem stock appreciation right shall be so counted, and the expiration of one in connection with the others’ exercise will not restore shares to the Second A&R 2010 Plan. The Second A&R 2010 Plan also provides that shares of our common stock delivered to the us by a participant to (i) purchase shares of common stock upon exercise of an Award or (ii) satisfy tax withholding obligations (including shares retained from the Award creating the tax obligation) may no longer be added back to the number of shares available for the future grant of Awards. The Second A&R 2010 Plan also provides that shares of our common stock that we repurchase on the open market using the proceeds from the exercise of an Award shall not increase the number of shares available for future grant of Awards.

Reacquired Shares. If any Award (i) expires or is terminated, surrendered or canceled without having been fully exercised or is forfeited in whole or in part (including as the result of shares of common stock subject to such Award being repurchased by us at the original issuance price pursuant to a contractual repurchase right) or (ii) results in any common stock not being issued (including as a result of a stock appreciation right that was settleable either in cash or in stock actually being settled in cash), the unused common stock covered by such Award shall again be available for the grant of Awards; provided, however, that (1) in the case of incentive stock options, the foregoing shall be subject to any limitations under the Code, (2) in the case of the exercise of a stock appreciation right, the number of shares counted against the shares available under the Second A&R 2010 Plan and against certain sublimits contained therein shall be the full number of shares subject to the stock appreciation right multiplied by the percentage of the stock appreciation right actually exercised, regardless of the number of shares actually used to settle such stock appreciation right upon exercise and (3) the shares covered by a tandem stock appreciation right shall not again become available for grant upon the expiration or termination of such tandem stock appreciation right.

Substitute Awards. In connection with a merger or consolidation of an entity with us or the acquisition by us of property or stock of an entity, our board of directors may grant Awards in substitution for any options or other stock or stock-based Awards granted by such entity or an affiliate thereof. Substitute Awards may be granted on such terms as our board of directors deems appropriate in the circumstances, notwithstanding any limitations on Awards contained in the Second A&R 2010 Plan. Substitute Awards shall not count against the overall share limit of the Second A&R 2010 Plan or any sublimits contained in the Second A&R 2010 Plan, except as may be required by reason of Section 422 and related provisions of the Code.

Section 162(m) Per-Participant Limit. The maximum number of shares of common stock with respect to which Awards may be granted to any one participant under the Second A&R 2010 Plan shall be 3,000,000 per calendar year. For purposes of the foregoing limit, the combination of an option in tandem with a stock appreciation right shall be treated as a single Award.

Types of Awards

The Second A&R 2010 Plan provides for the grant of “incentive stock options” intended to qualify under Section 422 of the Code, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units and other stock-based Awards.

Stock Options. Stock options entitle recipients to purchase a specified number of shares of common stock at a specified option price and subject to such other terms and conditions as are specified in connection with the option grant. Options may be granted at an exercise price that is no less than 100% of the fair market value of a share of common stock on the date of grant (or less than 110% of the fair market value in the case of incentive stock options granted to any participant holding more than 10% of the voting power of our company). If our board of directors approves a grant effective as of a future date, the exercise price will be no less than 100% (or 110%, as applicable) of the fair market value of a share of common stock on such future date. Only employees may be granted incentive stock options. Options granted pursuant to the Second A&R 2010 Plan may not be granted with a term in excess of 10 years (or, in excess of five years in the case of incentive stock options granted to any participant holding more than 10% of the voting power of our company). The Second A&R 2010 Plan permits the following forms of payment of the exercise price of options: (i) payment by cash or check, (ii) subject to certain conditions, payment in connection with a “cashless exercise” through a broker, (iii) subject to certain conditions, surrender to us of shares of common stock, (iv) with respect to a nonstatutory stock option, payment in shares of common stock in the form of a “net exercise”, (v) payment by any other lawful consideration as our board of directors may determine, or (vi) any combination of these forms of payment. As described above, we have issued 8,194,879 stock options in the aggregate to employees as part of our LTI program for 2016 and 2017 (including as Staking Grants), and 4,651,192 of such stock options are contingent upon approval of our Second A&R 2010 Plan by our stockholders.

Stock Appreciation Rights. Stock appreciation rights entitle recipients to receive the appreciation in the value of our common stock over the value of the common stock on the date of grant of the stock appreciation right, which we refer to as the measurement price. Stock appreciation rights may be settled by the delivery of shares of our common stock or in cash. Stock appreciation rights may be issued in tandem with options or as stand-alone rights. The measurement price will be no less than 100% of the fair market value of a share of common stock on the date of grant. If our board of directors approves a grant effective as of a future date, the measurement price will be no less than 100% of the fair market value of a share of common stock on such future date. The maximum term of any stock appreciation right granted pursuant to the Second A&R 2010 Plan will be no more than 10 years from the date of grant.

Restricted Stock and Restricted Stock Unit Awards. Awards of restricted stock entitle recipients to acquire shares of common stock, subject to our right to repurchase, or require the forfeiture of such shares if issued at no cost, all or part of such shares from the recipient in the event that the conditions specified in the applicable Award agreement are not satisfied prior to the end of the applicable restriction period established for such Award. Unless otherwise provided in the applicable Award agreement, any dividend declared and paid by us with respect to a share of restricted stock shall be paid to the recipient (without interest) only if and when such shares of restricted stock become free from any applicable restrictions on transferability and forfeitability. Alternatively, instead of issuing common stock that is subject to repurchase, our board of directors may grant Awards known as restricted stock units that entitle recipients to receive unrestricted shares of common stock or cash at such time as the conditions specified in the applicable Award agreement are satisfied. Our board of directors may, in its discretion, provide that settlement of restricted stock units shall be deferred, on a mandatory basis or at the election of the recipient in a manner that complies with Section 409A of the Code. A recipient has no voting rights with respect to any restricted stock units. A grant of restricted stock units may provide the recipient with a right to receive dividend equivalents, which shall be subject to the same restrictions on transfer and forfeitability as the underlying restricted stock units. . As described above, we have issued 1,361,794 restricted stock units in the aggregate to employees as part of our LTI program for 2016 and 2017 (including as Staking Grants), all of which are contingent upon approval of our Second A&R 2010 Plan by our stockholders.

Other Stock-Based Awards. Under the Second A&R 2010 Plan, our board of directors has the right to grant other Awards that are valued in whole or in part by reference to, or are otherwise based on, shares of our common stock or other property, having such terms and conditions as our board of directors may determine. We refer to these types of Awards as other stock-based Awards. Other stock-based Awards may be available as a form of payment in the settlement of other Awards granted under the Second A&R 2010 Plan or as payment in lieu of compensation to which a recipient is otherwise entitled. Other stock-based Awards may be paid in shares of our common stock or cash, as our board of directors determines. Dividend equivalents with respect to other stock-based Awards will be subject to the same restrictions on transfer and forfeitability as the underlying other stock-based Award.

Performance Awards. The compensation committee or a subcommittee thereof, made up solely of two or more outside directors (as that term is defined under Section 162(m) of the Code), may determine, at the time of grant, that a restricted stock Award, restricted stock unit Award or other stock-based Award granted to a covered employee, as such term is defined under Section 162(m) of the Code, will vest solely upon the achievement of specified performance criteria so that any such Award may qualify as performance-based compensation under Section 162(m) of the Code. The performance criteria for each such Award will be based on the relative or absolute attainment of specified levels of one or any combination of the following, which may be determined pursuant to generally accepted accounting principles (or GAAP) or on a non-GAAP basis, as determined by the compensation committee: gross cash generated from customer contracting activities; net cash generated from customer contracting activities; net cash generated from customer contracting activities per share; site operating margin; net income per share; net income; earnings before or after discontinued operations, interest, taxes, depreciation and/or amortization, and stock-based compensation expense; operating profit before or after discontinued operations and/or taxes; sales; sales growth; earnings growth; cash flow or cash position; gross margins; stock price; market share; return on sales, assets, equity or investment; improvement of financial ratings; achievement of balance sheet or income statement objectives or total stockholder return; gross profit; revenue growth; cost savings; working capital; customer satisfaction; service quality; completion of strategic acquisitions/dispositions and/or execution of customer contracts; and receipt of regulatory approvals. Such criteria may reflect absolute entity or business unit performance or a relative comparison to the performance of a peer group of entities or other external measure of the selected performance criteria and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated. The compensation committee may specify that such performance measures will be adjusted to exclude any one or more of: extraordinary items, gains or losses on the dispositions of discontinued operations, the cumulative effects of changes in accounting principles, the write-down of any asset, the fluctuation in foreign currency exchange rates and charges for restructuring and rationalization programs. Such performance measures may vary by participant and may be different for different Awards, may be particular to a participant or the department, branch, line of business, subsidiary or other unit in which the participant works and may cover such period as may be specified by the compensation committee, and must be set by the compensation committee within the time period prescribed by, and otherwise comply with the requirements of, Section 162(m) of the Code. Awards that are not intended to qualify as performance-based compensation may be based on these or such other performance measures as the board of directors may determine. With respect to any performance Award that is intended to qualify as performance-based compensation under Section 162(m) of the Code, the compensation committee may adjust downwards, but not upwards, the cash or number of shares payable pursuant to such Award, and the compensation committee may not waive the achievement of the applicable performance measures except in the case of death or disability of the participant or a change in control of our company. As described above, we plan to issue 6,116,226 performance-based restricted stock units in the aggregate to employees as part of our LTI program for 2016 and 2017 (including as Staking Grants), all of which would be contingent upon approval of our Second A&R 2010 Plan by our stockholders.

Certain Award Terms

Limitations on Repricing of Options or Stock Appreciation Rights; No Reload Options or Reload Stock Appreciation Rights. Unless approved by our stockholders or otherwise permitted under the terms of the Second A&R 2010 Plan as a result of changes in our capitalization or reorganization events: (1) no outstanding option or stock appreciation right may be amended to provide an exercise price or measurement price per share that is lower than the then-current exercise price or measurement price per share of the option or stock appreciation right, (2) we may not cancel any outstanding option or stock appreciation right and grant in substitution therefor new Awards under the Second A&R 2010 Plan, other than as specifically described under the heading “Substitute Awards” above, covering the same or a different number of shares of common stock and having an exercise price or measurement price per share lower than the then-current exercise price or measurement price per share of the cancelled option or stock appreciation right, (3) we may not cancel in exchange for a cash payment any outstanding option or stock appreciation right with an exercise price or measurement price per share above the then-current fair market value of a share of our common stock, and (4) we may not take any other action under the Second A&R 2010 Plan that constitutes a “repricing” under the rules of the NYSE. No option or stock appreciation right granted under the Second A&R 2010 Plan shall contain any provision entitling the recipient to the automatic grant of additional options or stock appreciation rights in connection with any exercise of the original option or stock appreciation right.

Minimum Vesting; Limitations on Acceleration. No Award granted after August 14, 2015 under the Second A&R 2010 Plan may vest earlier than the first anniversary of its date of grant unless such Award is granted in lieu of salary, bonus or other compensation otherwise earned by or payable to the recipient. This vesting limitation does not apply to (i) Awards granted on or prior to August 14, 2015, (ii) Awards granted to non-employee directors and (iii) in addition to Awards granted to non-employee directors, Awards granted after August 14, 2015 representing an aggregate of up to 5% of the maximum number of authorized shares available for issuance under the Second A&R 2010 Plan. In addition, the Second A&R 2010 Plan prohibits our board of directors from amending any Award granted after August 14, 2015 to make such Award immediately exercisable in whole or in part, free of some or all restrictions or conditions, or otherwise realizable in whole or in part, as the case may be, except (i) to the extent required under any contractual obligation or other policy of the Company in effect on August 14, 2015, (ii) upon the death or disability of the recipient, (iii) upon the merger, consolidation, reorganization, recapitalization or change in control of the Company or as a result of any circumstance described below under the heading “Adjustments for Changes in Common Stock and Certain Other Events”, or (iv) in any other circumstance with respect to Awards representing an aggregate of up to 5% of the maximum number of authorized shares available for issuance under the Second A&R 2010 Plan.

Eligibility to Receive Awards; Plan Benefits

Our employees, officers, directors, consultants and advisors are eligible to be granted Awards under the Second A&R 2010 Plan. As of October 21, 2016, approximately 3,568 persons are eligible to receive Awards under the Second A&R 2010 Plan, including our two executive officers and eight non-employee directors. The amount and timing of all Awards under the Second A&R 2010 Plan will be determined in the sole discretion of our board of directors or a committee thereof and therefore cannot be determined in advance.

However, as discussed above, we have granted a number of Awards under our LTI program that are contingent upon stockholder approval of the Second A&R 2010 Plan. If such proposal is not approved, our board of directors will consider what course of action to follow with respect to future incentive compensation.

The following table sets forth information about awards granted or to be granted under the Second A&R 2010 Plan that are subject to stockholder approval, to: (i) our named executive officers; (ii) all current executive officers, as a group; (iii) all current directors who are not executive officers, as a group; and (iv) all employees who are not executive officers, as a group. The size of past awards is not necessarily indicative of the size of future awards.

Name and Position(s)	Dollar Value as of October 3, 2016 ($)(1)	Number of Shares of Time- Vesting Stock Options	Number of Shares of Time- Vesting Restricted Stock Units	Target Number of Shares of Performance- Vesting Restricted Stock Units (2)
Joseph Flanagan	$2,677,500	817,390	—	737,604
Christopher Ricaurte	1,115,625	408,696	—	276,603
All current executive officers, as a group	3,793,125	1,226,086	—	1,014,207
All current directors who are not executive officers, as a group	3,552,958	1,634,780	—	737,604
All employees, including all current officers who are not executive officers, as a group	12,615,204	3,425,106	1,361,794	3,063,277

(1)
Represents the aggregate value of (i) the Black-Scholes value of the time-vesting stock options on the date of grant (October 3, 2016, except for the stock options granted to Mr. Shulman, which were granted on November 2, 2016) and (ii) time-vesting restricted stock units and performance-vesting restricted stock units at target multiplied by the closing price of the Company’s common stock of $2.42 on October 3, 2016 (except for the performance-vesting restricted stock units which the Company expects to issue to Mr. Shulman, which are valued for the purposes of this table using the closing price of the Company's common stock of $2.39 on November 2, 2016). The aggregate grant date fair value of the awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification No. 718 cannot be determined until such time as stockholder approval of the Second A&R 2010 Plan. For additional information about these awards, see “-Increase in Authorized Shares under the Second A&R 2010 Plan.”

(2)	For illustrative purposes, assumes a 100% maximum performance target. Such amount may be different if our board of directors or a committee thereof sets a greater target.

Administration

The Second A&R 2010 Plan is administered by our board of directors. Our board of directors has the authority to adopt, amend and repeal the administrative rules, guidelines and practices relating to the Second A&R 2010 Plan and to interpret the provisions of the Second A&R 2010 Plan. Pursuant to the terms of the Second A&R 2010 Plan and to the extent permitted by applicable law, our board of directors may delegate authority under the Second A&R 2010 Plan to one or more committees or subcommittees of our board of directors. Our board of directors has authorized our compensation committee to administer certain aspects of the Second A&R 2010 Plan, including the granting of options to executive officers and officers, as those terms are defined in the Exchange Act.

To the extent permitted by applicable law, our board of directors also may delegate authority under the Second A&R 2010 Plan to our officers, each of whom has the power to make awards of stock options and certain other types of Awards to all of our employees, except to executive officers and officers, as those terms are defined in the Exchange Act. Our board of directors has authorized our chief executive officer to grant stock options under our Second A&R 2010 Plan. The chief executive officer is not authorized to grant options to himself, to any other director or executive officer, to any other officer or other person whose compensation is determined by the compensation committee or to any person who our board of directors or the compensation committee may from time to time designate in writing. Our board of directors has fixed the terms of the Awards to be granted by the chief executive officer, including the formula for establishing the exercise price of such Awards and the maximum number of shares subject to Awards that the chief executive officer may make in any one year. Discretionary Awards to non-employee directors may be granted and administered only by a committee, all of the members of which are “independent directors.”

Subject to any applicable limitations contained in the Second A&R 2010 Plan, our board of directors, our compensation committee, or any other committee to whom our board of directors delegates authority, as the case may be, selects the recipients of Awards and determines the number of shares of common stock covered by options and the dates upon which such options become exercisable, the exercise price of options (which may not be less than 100%, or, in certain circumstances, 110%, of the fair market value of the common stock), the duration of options (which may not exceed 10 years, or, in certain circumstances, 5 years) and the number of shares of common stock subject to any stock appreciation right, restricted stock, restricted stock units or other stock-based Awards and the terms and conditions of such Awards, including conditions for exercise, repurchase, issue price and repurchase price.

Adjustments for Changes in Common Stock and Certain Other Events

In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off and other similar changes in capitalization or event, or any dividend or distribution to holders of our common stock other than an ordinary cash dividend, our board of directors is required to make equitable adjustments to (i) the number and class of securities available under the Second A&R 2010 Plan, (ii) the share counting rules and sublimit set forth in the Second A&R 2010 Plan, (iii) the number and class of securities and exercise price per share of each outstanding stock option, (iv) the share- and per-share provisions and the measurement price of each outstanding stock appreciation right, (v) the number of shares subject to and the repurchase price per share subject to each Award of restricted stock or restricted stock units and (vi) the share- and per-share-related provisions and the purchase price, if any, of each outstanding other stock-based Award. The Second A&R 2010 Plan also contains provisions addressing the consequences of a reorganization event. A “reorganization event” is defined under the terms of the Second A&R 2010 Plan to mean (a) any merger or consolidation of us with or into another entity as a result of which all of our common stock is converted into or exchanged for the right to receive cash, securities or other property, or is cancelled, (b) any transfer or disposition of all of our common stock for cash, securities or other property pursuant to a share exchange or other transaction or (c) our liquidation or dissolution. If reorganization event occurs, our board of directors may take any of the following actions with respect to any or all (or any portion of) our outstanding Awards other than Awards of restricted stock and except to the extent specifically provided in an Award agreement or other agreement between us and the participant: (i) provide that Awards shall be assumed or substituted by the acquiring or succeeding corporation or an affiliate thereof, (ii) upon written notice to the participant, provide that Awards shall be terminated immediately prior to the consummation of such reorganization event unless exercised by the participant within a specified period, (iii) provide that Awards shall become exercisable, realizable, or deliverable, or restrictions applicable to an Award shall lapse, in whole or in part prior to or upon such reorganization event, (iv) in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the acquisition price, make or provide for a cash payment to the participants with respect to each Award held by a participant in exchange for the termination of such Awards equal to (A) the number of shares of common stock subject to the vested portion of the Award (after giving effect to any acceleration of vesting that occurs upon or immediately prior to such reorganization event) multiplied by (B) the excess, if any, of (I) the acquisition price over (II) the exercise or purchase price of such Award and any applicable tax withholdings, (v) provide that in connection with our liquidation or dissolution, Awards shall convert into the right to receive liquidation proceeds (if applicable, net of the exercise price thereof and any applicable tax withholdings) and (vi) any combination of the foregoing. Our board of directors is not obligated to treat all Awards, all Awards held by a participant, or all Awards of the same type, identically.

If a reorganization event occurs that is not a liquidation or dissolution, our repurchase and other rights under outstanding restricted stock Awards will inure to the benefit of our successor and will, unless our board of directors determines otherwise, apply to the cash, securities or other property which our common stock is converted into or exchanged for pursuant to such reorganization event in the same manner and to the same extent as such repurchase and other rights applied to our common stock under such Awards. However, our board may provide for the termination or deemed satisfaction of such repurchase or other rights under the agreement evidencing the restricted stock Award or any other agreement between the participant and us, either initially or by amendment. Upon a reorganization event involving the liquidation or dissolution of us, except to the extent specifically provided to the contrary in the instrument evidencing any restricted stock Award or any other agreement between a participant and us, all restrictions and conditions on all restricted stock then outstanding shall automatically be deemed terminated or satisfied.

Amendment or Termination

Except as otherwise provided under the Second A&R 2010 Plan with respect to repricing outstanding stock options or stock appreciation rights, performance Awards, the minimum vesting rules and exclusions thereto, the prohibitions on acceleration of vesting and exclusions thereto, or actions requiring stockholder approval, our board of directors may amend, modify or terminate any outstanding Award, including substituting another Award therefor of the same or a different type, changing the date of exercise or realization, and converting an incentive stock option to a nonstatutory stock option, provided that we must obtain the participant’s consent unless our board of directors determines that such action, taking into account any related action, does not materially and adversely affect the participant’s rights under the plan or the change is otherwise permitted under the terms of the Second A&R 2010 Plan in connection with a change in capitalization or reorganization event.

In addition, our board of directors may amend, suspend or terminate the Second A&R 2010 Plan or any portion thereof at any time, provided that (i) to the extent required by Section 162(m) of the Code, no Award granted to a participant that is intended to comply with Section 162(m) after the date of such amendment shall become exercisable, realizable or vested, as applicable, unless and until such amendment shall have been approved by our stockholders if required by Section 162(m) and (ii) no amendment that requires stockholder approval under the rules of the NYSE will be effective unless and until our stockholders approve such amendment. If the NYSE amends its corporate governance rules so that such rules no longer require stockholder approval of “material revisions” to equity compensation plans, then, from and after the effective date of such amendment to the NYSE rules, no amendment to the Second A&R 2010 Plan that (a) subject to certain exceptions, materially increases the number of shares authorized under the Second A&R 2010 Plan, (b) expands the types of Awards that may be granted under the Second A&R 2010 Plan, or (c) materially expands the class of participants eligible to participate in the Second A&R 2010 Plan shall be effective unless and until the Company’s stockholders approve such amendment. If at any time the approval of our stockholders is required as to any other modification or amendment under Section 422 of the Code or any successor provision with respect to incentive stock options, our board of directors may not effect such modification or amendment without stockholder approval.

Unless otherwise specified in the amendment, any amendment to the Second A&R 2010 Plan adopted in accordance with the procedures described above shall apply to, and be binding on the holders of, all Awards outstanding under the Second A&R 2010 Plan at the time the amendment is adopted, provided that the board of directors determines that such amendment, taking into account any related action, does not materially and adversely affect the rights of participants under the Second A&R 2010 Plan.

Federal Income Tax Consequences

The following is a summary of the United States federal income tax consequences that generally will arise with respect to Awards granted under the Second A&R 2010 Plan. This summary is based on the federal tax laws in effect as of the date of this proxy statement. In addition, this summary assumes that all Awards are exempt from, or comply with, the rules under Section 409A of the Code regarding nonstatutory deferred compensation. Changes to these laws could alter the tax consequences described below.

Incentive Stock Options

A participant will not recognize income upon the grant of an incentive stock option. Also, except as described below, a participant will not recognize income upon exercise of an incentive stock option if the participant has been employed by us or our corporate parent or 50% or more-owned corporate subsidiary at all times beginning with the option grant date and ending three months before the date the participant exercises the option. If the participant has not been so employed during that time, then the participant will be taxed as described below under “Nonstatutory Stock Options.” The exercise of an incentive stock option may subject the participant to the alternative minimum tax.
A participant will recognize income upon the sale of the stock acquired under an incentive stock option at a profit (if sales proceeds exceed the exercise price). The character of that income will depend on when the participant sells the stock. If a participant sells the stock more than two years after the option was granted and more than one year after the option was exercised, then all of the profit will be long-term capital gain. If a participant sells the stock prior to satisfying these waiting periods, then the participant will have engaged in a disqualifying disposition and the portion of the profit up to, but not exceeding, the spread value of the stock option on the exercise date will be compensation income, and any additional profit (representing increase in the value of the stock from the exercise date to the sale date) will be capital gain. This capital gain will be long-term if the participant has held the stock for more than one year and otherwise will be short-term. If a participant sells the stock at a loss (sales proceeds are less than the exercise price), then the loss will be a capital loss. This capital loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Nonstatutory Stock Options

A participant will not recognize income upon the grant of a nonstatutory stock option. A participant will recognize compensation income upon the exercise of a nonstatutory stock option equal to the value of the stock on the day the participant exercised the option less the exercise price. Upon sale of the stock, the participant will recognize capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the option was exercised. This capital gain or loss will be long-term if the participant has held the stock for more than one year and otherwise it will be short-term.

Stock Appreciation Rights

A participant will not recognize income upon the grant of a stock appreciation right. A participant will recognize compensation income upon the exercise of a stock appreciation right equal to the amount of the cash and the fair market value of any stock received. Upon the sale of the stock, the participant will recognize capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day the stock appreciation right was exercised. This capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise will be short-term.

Restricted Stock Awards

A participant will not recognize income upon the grant of restricted stock unless an election under Section 83(b) of the Code is made within 30 days of the date of grant. If a timely election under Section 83(b) is made, then a participant will recognize compensation income equal to the value of the stock on the grant date less the purchase price, if any. When the stock is sold, the participant will recognize capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the date of grant. If the participant does not make an 83(b) election, then the participant will recognize compensation income on the vesting date equal to the value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will recognize capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year following the vesting date and otherwise will be short-term.

Restricted Stock Units

A participant will not recognize income upon the grant of a restricted stock unit. A participant is not permitted to make a Section 83(b) election with respect to a restricted stock unit Award. The participant will recognize compensation income when stock is delivered with respect to the restricted stock unit on the vesting date in an amount equal to the fair market value of the stock on the vesting date less the purchase price, if any. When the stock is sold, the participant will recognize capital gain or loss equal to the sales proceeds less the value of the stock on the vesting date. Any capital gain or loss will be long-term if the participant held the stock for more than one year and otherwise it will be short-term.

Other Stock-Based Awards

The tax consequences associated with any other stock-based Awards granted under the Second A&R 2010 Plan will vary depending on the specific terms of such Award. Among the relevant factors are whether or not the Award has a readily ascertainable fair market value, whether or not the Award is subject to forfeiture provisions or restrictions on transfer, the nature of the property to be received by the participant under the Award, whether the participant makes a Section 83(b) election with respect to the award (where permitted), and the participant’s holding period and tax basis for the Award or underlying common stock.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when a participant has compensation income. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Equity Compensation Plan Information

The following table summarizes information about the securities authorized for issuance under our equity compensation plans as of December 31, 2015:

	(a)	(b)	(c)
Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options	Weighted- Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities reflected in Column (a))
Equity compensation plans approved by stockholders (1)(2)	8,156465	$10.94	5,148,848
Equity compensation plans not approved by stockholders (3)(4)	7,103,801	$9.42	0
Total	15,260,266	$10.23	5,148,848

(1)	Includes all outstanding stock options awarded under our Amended and Restated Stock Option Plan and A&R 2010 Plan.

(2)	Excludes 7,855,952 shares of restricted stock that were unvested and not forfeited as of December 31, 2015.

(3)	Represents stock option inducement grants made pursuant to the NYSE inducement grant rules.

(4)	Excludes 1,399,980 shares of restricted stock that were unvested and not forfeited as of December 31, 2015.